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                                                                   EXHIBIT 10.39

                     AGREEMENT OF SETTLEMENT AND COMPROMISE

        AGREEMENT, dated as of June 25, 2001, by and between HIGH SPEED NET SOLUTIONS, INC. (the "COMPANY"), a Florida corporation with a principal place of business at 434 Fayetteville Street Mall, Suite 600, Raleigh, North Carolina 27601, and HEALTHTEC, Inc. ("HEALTHTEC"), a Florida corporation, BRAD RICHDALE DIRECT, Inc. ("RICHDALE," collectively with Healthtec, the "RICHDALE PARTIES" and, collectively with Healthtec and the Company, the "PARTIES" and each a "PARTY"), a Florida corporation.

        WHEREAS, the Company is indebted to Healthtec for products and/or services that have been provided and/or rendered to the Company by Healthtec (which includes $399,378 owed to Healthtec by the Company) and the Company is indebted to Richdale for products and/or services that have been provided and/or rendered to the Company by Richdale (which includes $35,923 owed to Richdale by the Company), and the Parties wish to compromise and settle all claims and charges by each of the Richdale parties against the Company and all liabilities owed by the Company to either of the Richdale Parties (all such claims, charges and liabilities, collectively, the "RICHDALE CLAIMS"); and

        WHEREAS, the Parties desire to settle and discharge the Richdale Claims on the terms set forth herein and to agree upon certain other matters.

        NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be bound hereby, agree as follows:

        1. RELEASE OF CLAIMS. Each of the Richdale Parties hereby irrevocably releases and waives any and all Richdale Claims accrued or arising on or prior to the date hereof, known or unknown, and agrees not to commence or institute any action or proceeding with respect to any of such Claims.

        2. ISSUANCE OF STOCK. Simultaneously with the execution and delivery of this Agreement, the Company shall issue and deliver to Brad J Richdale to be designated or Settlement shares to be allocated between the Richdale parties as specified] a stock certificate, registered in the name of [the respective Richdale Party], representing two hundred and fifty thousand (250,000) shares of the Company's common stock (the "COMMON STOCK"), par value $.001 per share (such shares, the "SETTLEMENT SHARES"). In addition, concurrently with the registration under the Securities Act of 1933, as amended (the "ACT"), of the offer and sale of any other shares of Common Stock, the Company shall also cause the offer and sale of the Settlement Shares to be registered under the Act.




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        3.     RELEASE OF CLAIM FOR ADDITIONAL SHARES. Simultaneously with the execution and delivery of this Agreement, the Company shall deliver, or cause to be delivered, to Richdale a release by Summus Ltd. of its claim for additional shares of the Common Stock to be issued to the Company by Richdale pursuant to the terms of that certain Stock Purchase Agreement, dated August 25, 1999, between Richdale and Summus Ltd.

        4.     AGREEMENT REGARDING EXERCISE OF VOTING RIGHTS.


        (A) Each of the Richdale Parties covenants and agrees that, for a period of two (2) years following the date hereof (such two-year period, the "VOTING PERIOD"), it shall vote, and shall exercise all rights of consent or approval attendant to, any and all shares of Common Stock then owned of record by it (all such shares of Common Stock, "RECORD SHARES"), and shall cause the record holder of any and all shares of Common Stock then owned beneficially by it (any such record holder, a "RECORD HOLDER," and all such shares of Common Stock, "BENEFICIAL SHARES") to vote, and to exercise all rights of consent or approval attendant to, such shares, in favor of and for the election to the Company's Board of Directors (the "BOARD") of each individual (a) who has been nominated for election to the Board by the Board or by any committee thereof to which the Board has delegated the authority to nominate candidates for election to the Board (any such committee, the "NOMINATING COMMITTEE") and (b) whose name is listed on Exhibit A, which is attached hereto and incorporated herein. If the Board or the Nominating Committee nominates for election to the Board any individual whose name is not listed on such Exhibit A, then, during the Voting Period, each Richdale Party shall vote, and either (I) shall exercise all rights of consent or approval attendant to, any and all Record Shares, and shall cause each Record Holder of any Beneficial Shares to vote, and to exercise all rights of consent or approval attendant to, such Shares, in favor of and for the election of such individual to Board or (II) shall abstain from voting in favor of the election of such individual to the Board (or decline to exercise any such right of consent or approval in favor of the election of such individual to the Board), but shall in no event vote (or exercise any such right of consent or approval), or cause or permit any Record Holder to vote (or to exercise any such right of consent or approval), against the election of such individual to the Board. Additionally, each of the Richdale Parties covenants, agrees and promises that, during the Voting Period, it shall not vote, and shall decline to exercise any right of consent or approval attendant to, any Record Shares, and shall not cause or permit any Record Holder to vote, and to exercise any right of consent or approval attendant to, any Beneficial Shares, in favor of or for the election to the Board of any individual who has not been nominated by the Board or the Nominating Committee for election to the Board. Each of the Richdale Parties expressly agrees and acknowledges that any vote cast (or right of consent or approval exercised) in violation of the foregoing provisions of this
Section 4 shall be of no force or effect


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and may be disregarded by the Company. Nothing contained in the foregoing shall limit or restrict the right and discretion of either Richdale Party to exercise any vote (or any right of consent or approval attendant to) any Record Shares with respect to any matter other than the election of candidates for election to the Board. Each of the Richdale Parties hereby covenants, agrees and promises that, during the Voting Period, it will not (a) except pursuant to a sale consummated on a national securities exchange, transfer, sell or otherwise dispose of any shares of Common Stock now owned or record or beneficially by it or hereafter acquired by it (whether pursuant to the exercise of any options or warrants or otherwise and inclusive of the Settlement Shares), or any interest therein, unless, simultaneously with such transfer, sale or other disposition the transferee or other recipient of such shares (or any interest therein) agrees in writing that is delivered to the Company and is in form and substance reasonably satisfactory to the Company to be bound by the provisions of this
Section 4 with respect to such shares or (b) pledge, hypothecate or otherwise encumber, or grant any proxy, voting rights or similar rights with respect to any such shares.

        (B) Each of the Richdale Parties acknowledges and agrees that its breach of any of its obligations under subsection (A) of this Section 4 could cause the Company irreparable injuries and that, accordingly, in the event of any breach or threatened breach of any of such obligations, in addition to any other rights and remedies that may be available to the Company, the Company shall be entitled to seek and, as appropriate, obtain, an order of specific performance or injunctive and other equitable relief. The Company shall not be required, as a condition to seeking or obtaining any such order or injunctive and other equitable relief, to post or otherwise provide any bond, undertaking or other surety, all of which each of the Richdale Parties hereby expressly waives.

        5. INDEMNIFICATION. Each Party (the "INDEMNIFYING PARTY") shall indemnify and hold harmless each other Party and its directors, officers, employees and shareholders (each of the foregoing, an "INDEMNIFIED PARTY") from and against, and shall reimburse each Indemnified Party for, any and all liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and other legal costs, including those related to any appeal, and costs of any investigation) that have been suffered, incurred or occasioned by such Indemnified Party and that have resulted from, or been occasioned by, any breach or violation by the Indemnifying Party of any of its representations, warranties, covenants and other agreements set forth in this Agreement.

        6. SEVERABILITY. This Agreement and the terms and provisions hereof shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. In the event any term or provision hereof shall

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be determined to be invalid or unenforceable as applied to any situation or circumstance or in any jurisdiction, such invalidity or unenforceability shall not apply or extend to any other situation or circumstance or in any other jurisdiction or affect the validity or enforceability of any other term or provision. It is the Parties' intent that this Agreement and each term and provision hereof be enforceable in accordance with its terms and to the fullest extent permitted by law. Accordingly, to the extent any term or provision of this Agreement shall be determined or deemed to be valid or unenforceable, such provision shall be deemed amended or modified to the minimum extent necessary to make such provision, as so amended or modified, valid and enforceable.

        7. ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by any Party without the prior written consent of the other Parties. Except as provided in the immediately preceding sentence, any purported assignment or delegation of rights, duties or obligations hereunder made without the prior written consent by the other Parties shall be null and void and of no effect. This Agreement and the provisions hereof shall be binding upon and enforceable against each of the Parties and its successors and assigns and shall inure to the benefit of and be enforceable by each of the Parties and its successors and permitted assigns. Except as otherwise expressly provided for in this Agreement, this Agreement is not intended to confer any rights or benefits on any person or entity other than the Parties and their successors and permitted assigns.

        8. AMENDMENT AND WAIVER. This Agreement may be amended, modified or supplemented only to the extent expressly set forth in writing that is signed by the Party to be charged therewith and that sets forth therein that its purpose is to amend, modify or supplement this Agreement or some term, condition or provision hereof. No waiver of any term, condition or provision of this Agreement or of any breach or violation of this Agreement or any provision hereof shall be effective except to the extent expressly set forth in writing that is signed by the Party to be charged therewith. Without limiting the generality of the foregoing, no failure to object or otherwise act, and no conduct (including, without limitation, any failure or delay in enforcing this Agreement or any provision hereof) or course of conduct or dealing, by any Party shall be deemed (a) to constitute a waiver by such Party of any breach or violation of this Agreement or of any provision hereof by any other Party or (b) to have caused or reflected any amendment or other modification of this Agreement or of any term or provision hereof. Any waiver may be made in advance or after the right waived has arisen or the breach or default waived has occurred, and any waiver may be conditional. No waiver of any breach or violation of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach or violation thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any

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obligation or act shall be deemed a waiver or extension of the time for performance of any other obligation or act.

        9. ENTIRE AGREEMENT. This Agreement is intended by the Parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the Parties, in respect of the subject matter contained herein, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes, and merges herein, all prior and contemporaneous negotiations, discussions, representations, understandings and agreements between the Parties, whether oral or written, with respect such subject matter. No representation, warranty, restriction, promise, undertaking or other agreement with respect to such subject matter has been made or given by any Party other than those set forth in this Agreement.

        10. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO EXPRESSLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY SUIT, LITIGATION OR OTHER JUDICIAL PROCEEDING REGARDING THIS AGREEMENT OR ANY DISPUTE HEREUNDER OR RELATING HERETO. This Agreement shall be governed by, interpreted under and construed in accordance with the internal laws of the State of North Carolina applicable to contracts executed and to be performed wholly in that State without giving effect to the choice or conflict of laws principles or provisions thereof. Each of the Parties agrees that any dispute under or with respect to this Agreement shall be determined before the state or federal courts situated in Raleigh, North Carolina, which courts shall have exclusive jurisdiction over and with respect to any such dispute, and each of the Parties hereby irrevocably submits to the jurisdiction of such courts. Each Party hereby agrees not to raise any defense or objection, under the theory of forum non conviens or otherwise, with respect to the jurisdiction of any such court. In addition to such other method as may available under applicable law, each Party agrees that any summons, complaint or other papers or process in connection with any such dispute may be served on it by being mailed to it at its respective address set forth at the head of this Agreement (or at such more current address of which the Party serving any such summons, complaint or other papers or process has received written notice from the other Party to which such summons, complaint or other papers or process is being addressed) if mailed by both registered or certified mail, return receipt requested, and by regular first class mail.

        11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

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        WHEREFORE, each of the Parties, individually or by an officer or other representative thereunder duly authorized, has executed this Agreement as of the date first set forth above.

HEALTHTEC, INC.                          HIGH SPEED NET SOLUTIONS, INC.





By:                                      By:
   ---------------------------------        ------------------------------------
Name:                                    Name:
Title:                                   Title:



BRAD RICHDALE DIRECT, INC.





By:                                      By:
   ---------------------------------        ------------------------------------
Name:                                    Name:
Title:                                   Title:


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